UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2019 (May 1, 2019)

TRONOX HOLDINGS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	25 Bury Street, 3rd Floor
Stamford, Connecticut 06901	London SW1Y 2AL, England

(Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	TROX	NYSE

EXPLANATORY NOTE

As previously announced, on April 10, 2019, the Federal Trade Commission (“FTC”) issued an Order and Decision allowing Tronox Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), to consummate the acquisition (the “Acquisition”) of the titanium dioxide (“TiO2”) business of The National Titanium Dioxide Company Limited, a limited company organized under the laws of the Kingdom of Saudi Arabia (“Cristal”), subject to the divestiture of Cristal’s North American TiO2 business to INEOS Enterprises, a division of INEOS.  As previously reported, the Company completed the Acquisition on April 10, 2019 and continued working to finalize the required divestiture of Cristal’s North American TiO2 business.  The Acquisition, together with the related divestiture, is referred to herein as the “Acquisition Transactions.”

Item 2.01.	Completion of Acquisition or Disposition of Assets

Pursuant to the FTC’s Order and Decision issued in connection with the Acquisition, on May 1, 2019, the Company completed the Acquisition Transactions by closing on the sale (the “Divestiture”), by Tronox Limited, a wholly-owned subsidiary of the Company, of Cristal Holdings, Inc., to INEOS Joliet US Holdco, LLC, a Delaware limited liability company and a wholly-owned, indirect subsidiary of INEOS AG, for proceeds of approximately $700 million in cash, subject to a customary post-closing working capital adjustment.

The Divestiture was consummated in accordance with the terms and conditions of the previously announced Purchase Agreement (the “Purchase Agreement”), dated as of March 14, 2019, by and among Tronox Limited, INEOS AG and INEOS Joliet US Holdco, LLC.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2019 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 1, 2019, the Company issued a press release announcing the completion of the Divestiture in connection with the Acquisition Transactions.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Such information, including the Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)    The financial statements of Cristal required in connection with the Acquisition Transactions will be filed by amendment to the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2019 reporting the completion of the Acquisition (the “Initial Form 8-K”) no later than 71 calendar days after the date that Initial Form 8-K was required to be filed.

(b)     The required pro forma financial information relating to the Acquisition Transactions will be filed by amendment to the Initial Form 8-K no later than 71 calendar days after the date that the Initial Form 8-K was required to be filed.

(c)     Not applicable.

(d)    The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release of Tronox Holdings plc, dated May 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: May 2, 2019	By:	/s/ Jeffrey Neuman
		Name:	Jeffrey Neuman
		Title:	Senior Vice President, General Counsel and Secretary